UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

May 14, 2014

____________________________

DigiPath, Inc.

(Exact name of registrant as specified in charter)

Nevada

(State or other Jurisdiction of Incorporation or Organization)

000-54239 (Commission File Number)		27-3601979 (IRS Employer Identification No.)
28720 Roadside Drive, Suite 128 Agoura Hills, CA 91301 (Address of Principal Executive Offices and zip code)

(702) 527-2060

(Registrant’s telephone
number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On May 14, 2014, DigiPath, Inc. (the “Company”) completed a private placement offering to certain accredited investors (“Investors”) pursuant to which the Company sold an aggregate of 44,200,000 shares of the Company’s common stock (“Shares”) resulting in gross proceeds of $2,210,000 to the Company. The Company intends to use proceeds of the offering for working capital and to develop its new lines of business associated with the research, development, licensing and operation of botanical and nutra-pharmaceutical products and services, including, without limitation, the licensing of brand name nutra-pharmaceutical products. These business lines will supplement its existing digital pathology solutions business that continues to generate revenue. The Company has no material relationship with any of the accredited investors participating in the private placement offering other than in respect of the investments.

The issuance of the shares of the Company’s common stock to the Investors pursuant to the Subscription Agreements are intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) thereof and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (“Commission”) under the Securities Act, as the Shares were sold to accredited investors and were not sold through any general solicitation or advertisement. The shares sold by the Company have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent such registration or an available exemption from registration.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired. None.

(b)	Pro forma financial information. None.

(c)	Shell company transactions. Not applicable.

(d)	Exhibits. None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DigiPath, Inc.

Date: May 14, 2014

By: /s/ David Williams

David Williams

Chief Financial Officer